UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) MARCH 31, 1998

                       TRAVEL SERVICES INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

    DELAWARE                         0-29296                    52-2030324
(State or other juris-            (Commission                 (IRS Employer
diction of incorporation)          File Number)             Identification No.)

              220 CONGRESS PARK DRIVE, DELRAY BEACH, FLORIDA 33445
               (Address of principal executive offices)   (Zip Code)

         Registrant's telephone number, including area code 561-266-0860


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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

THE CRUISE LINE, INC.

On March 31, 1998, Travel Services International, Inc. (the "Company") completed the acquisition of all of the outstanding capital stock of the Cruise Line, Inc., a Florida corporation ("Cruise Line"), pursuant to a Stock Purchase Agreement effective April 1, 1998 (such acquisition being referred to as the "Cruise Line Acquisition"). Cruise Line is a specialized distributor of cruises, operating out of a central reservation center in Miami, Florida. The Cruise Line Acquisition further expands the Company's existing presence in the cruise reservations market, and offers consolidation opportunities with the operations of Gold Coast Cruises, another of the Company's specialized cruise distributors in the Miami, Florida, area.

The aggregate consideration paid for the Cruise Line Acquisition was $12.5 million in cash, $10 million of which was funded with advances on the Company's revolving credit facility with NationsBank, N.A., and $2.5 million of which was funded with the Company's operating capital. The amount of consideration was determined based on arms-length negotiations. The acquisition will be accounted for as a purchase.

Prior to the Cruise Line Acquisition, the capital stock of Cruise Line was owned by Henry Billingsley, Lucy Crow Billingsley and various trusts for the benefit of their family members. There are no material relationships known to the Company between the sellers of the acquired company and the Company or its affiliates, directors or officers, or associates of such directors or officers.

The assets of Cruise Line include supplier contracts, customer lists, accounts receivable, personal property, cash and cash equivalents, toll-free telephone numbers and certain intangibles. The Company expects to continue to utilize these assets in a manner consistent with that of their historical usage.

The foregoing descriptions are qualified in all respects by reference to the full text of the acquisition agreement which is included as an exhibit to this report.

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ITEM 5.  OTHER EVENTS.

CRUISE MASTERS, INC.

On March 31, 1998, the Company completed the acquisition of all of the capital of Cruise Masters, Inc., a California corporation ("Cruise Masters"), pursuant to a Stock Purchase Agreement dated as of March 25, 1998, among the Company, Cruise Masters and Richard Kaplan, as sole stockholder (such acquisition being referred to as the "Cruise Masters Acquisition"). Cruise Masters, located in the Los Angeles, California, area, is a specialized distributor of cruise reservations. The Cruise Masters Acquisition further expands the Company's existing presence in the cruise reservations market and adds expertise in direct mail marketing and a focus on high-end cruise reservations.

The consideration paid for the Cruise Masters Acquisition was determined based on arms-length negotiations and consisted solely of shares of common stock of the Company. The acquisition will be accounted for using the pooling of interests method of accounting. The Company is not aware of any material relationship that existed prior to the Cruise Masters Acquisition between the Company or its affiliates, directors or officers, or associates of such directors or officers on the one hand, and Cruise Masters and its shareholder on the other hand. Richard Kaplan will continue as the Chief Executive Officer of Cruise Masters.

The Company has agreed to register the shares issued in connection with the Cruise Masters Acquisition on a shelf registration statement to be filed within six months so as to permit the sale or other disposition by the holder of such shares. The Company has agreed to pay the expenses in connection with any such registration, other than selling commissions.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

EXHIBITS

(1) Stock Purchase Agreement, dated March 31, 1998, among Travel Services International, Inc., The Cruise Line, Inc., and the stockholders named therein.

                                       -3-


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            TRAVEL SERVICES INTERNATIONAL, INC.
                                                         (Registrant)

Date: April 14, 1998



                  /S/ JILL M. VALES
                  --------------------------------------------------------------
                  Jill M. Vales
                  Senior Vice President and Chief Financial Officer
                  (as both a duly authorized officer of the registrant and the principal financial officer or chief accounting officer of the registrant)

                                       -4-


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                                  EXHIBIT INDEX

EXHIBIT NO.                DESCRIPTION
-----------                -----------

1 Stock Purchase Agreement, dated March 31, 1998, among Travel Services International, Inc., The Cruise Line, Inc. and the stockholders named therein.